EXHIBIT 99.1

News Release dated October 12, 2011

NEWS RELEASE

Source: New Western Energy Corp.

New Western Texas Oil and Gas Corp. acquires the Reves Lease to expand oil and gas acreage position in Jones County, Texas

Irvine, Calif.--October 12, 2011--New Western Energy Corp. (Pink Sheets: NWTR), an independent energy company engaged in the development, production and exploration of oil, gas and other minerals in North America, today announced the Company's wholly owned subsidiary, New Western Texas Oil and Gas Corp. has finalized the acquisition of the Reves Lease, in Jones County, Texas.

"The 84-acre Reves Lease is a strategic acquisition that is adjacent to the Swenson Lease, which our wholly owned subsidiary acquired earlier this year," said Javan Khazali, President of New Western Energy Corp. "The first test well that was drilled on the Swenson Lease is currently in production, and the acquisition of the adjacent Reves Lease allows us to further expand our acreage in the region."

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:

Javan Khazali

President

(949)435-0977

info@newwesternenergy.com